UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report:  February 28, 2014

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 948-7520

Issuer's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Jeffrey M. Gorden resigned as Chief Financial Officer and Treasurer of BAB, Inc. (Company). Mr. Gorden has accepted a position with another company and his resignation from the Company will be effective March 21, 2014.

Mr. Gorden is leaving for another opportunity and has no disputes or issues with Company management or Sassetti LLC, the independent registered public accounting firm for the Company.

On March 1, 2014, the Company appointed its Controller, Ms. Geraldine Conn, as Chief Financial Officer and Treasurer, effective March 21, 2014. Ms. Conn has an MBA from DePaul University in Chicago, IL and is a CPA. She has 12 years of experience with the Company, including as Controller of BAB, Inc. since 2008, and she has over 25 years of financial leadership experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc. (Registrant)

By:	/s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: March 4, 2014